UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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FOR IMMEDIATE RELEASE

Norfolk Southern files preliminary proxy statement,

recommends shareholders vote for its director nominees

Continues board refreshment with nominations of

Richard Anderson and Heidi Heitkamp to board of directors

Reiterates focus on safety and service while working to drive significant margin improvement through balanced strategy under CEO Alan H. Shaw

Board REJECTS Ancora’s nominees and short-sighted plan

that jeopardizes sustainable shareholder value creation

ATLANTA, February 26, 2024 – Norfolk Southern Corporation (NYSE: NSC) announced Monday that it has filed its preliminary proxy materials with the Securities and Exchange Commission (SEC) in connection with its upcoming 2024 Annual Meeting of Shareholders. The preliminary proxy statement is available on the Investor Relations section of the Norfolk Southern website at www.norfolksouthern.com. In connection with the filing, the Norfolk Southern Board of Directors:

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Announced its slate of 13 highly qualified nominees for the 2024 Annual Meeting, including two new, deeply experienced independent director candidates, Richard H. Anderson, former CEO of Amtrak and Delta Air Lines, and Mary Kathryn “Heidi” Heitkamp, former U.S. Senator.

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Confirmed its unanimous support for the company’s strategy that balances safe and reliable service, continuous productivity improvement and smart growth under the leadership of CEO Alan H. Shaw. The strategy is designed to deliver top-tier EPS and revenue growth at industry-competitive margins.

•	Rejected Ancora’s control slate of eight nominees as well as its short-sighted strategy.

Amy Miles, independent chair of Norfolk Southern’s Board of Directors, said, “As a board, our priority is ensuring we have the right composition to guide Norfolk Southern in improving operating performance, enhancing safety, delivering value for our customers and shareholders, and fulfilling our commitments to our stakeholders. Our focus on meaningful refreshment – evidenced by the two new directors added in 2023 and two new nominees presented for the 2024 annual meeting – reflects these strategic priorities and our commitment to strong governance and oversight.”

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Miles continued, “We are open-minded to all opportunities to enhance shareholder value and are committed to overseeing and holding our management team accountable. We are confident that the continued execution of our balanced strategy – under the vision and leadership of Alan Shaw – is critical as we prioritize operational rigor, safety, and service. It is imperative the company continues to execute on its strategy, without interruption or interference, for the benefit of shareholders, customers, communities, and the industry.”

Miles added, “Following numerous discussions with representatives of Ancora and its nominees, we have determined that none of them possess skills or experience that are not already well represented among our board nominees. Further, it would be highly disruptive to our operations, our workers, and the North American supply chain to replace a majority of our well-functioning board, which we have refreshed in a thoughtful and intentional manner over the last several years in order to adopt Ancora’s short-sighted strategy. The board is unanimous in rejecting Ancora’s candidates and remains unwavering in its commitment to act in the best interests of all shareholders.”

Directors Thomas Bell and Steven Leer will not stand for re-election at the 2024 Annual Meeting and as previously announced, Directors Mitchell Daniels, Jr. and Michael Lockhart have reached the mandatory retirement age and are retiring from the Norfolk Southern Board at the 2024 Annual Meeting.

Miles concluded, “We are grateful to Tom, Steve, Mitch, and Michael for their meaningful contributions to Norfolk Southern, and in turn look forward to welcoming Heidi and Richard to the board.”

Relentless focus on safety and service while working to drive significant margin improvement through a balanced strategy

Following the East Palestine incident a year ago, Norfolk Southern has made necessary investments to accelerate enhancements to its safety culture and operational transformation. This includes new technology, enhanced training and additional staffing, as well as adjustments to network design and train assembly procedures. Today, the company’s mainline accident rate is the lowest it has been in years and is among the best of the US Class 1 rails. These investments and operational advancements have meaningfully improved the company’s safety performance and service product in both its intermodal and merchandise networks. The company has fundamentally transformed its processes to reaffirm the trust of its customers, establish confidence with communities, and regain the trust of regulators to position it for sustainability and success in 2024 and beyond.

Today, under Shaw’s leadership, Norfolk Southern’s plan is focused on three pillars: safely delivering reliable and resilient service, driving continuous efficiency improvement, and propelling smart and sustainable growth. The company’s goal is to create a more resilient railroad with a compelling service product to outperform throughout market cycles. As part of that effort, the company is building a more fluid network positioned to take on additional volume and better serve customers so it can deliver on its commitments of top-tier earnings and revenue growth with industry-competitive margins and disciplined capital allocation. Through its scheduled operating model, the company will drive productivity through its network that will result in meaningful annual margin improvements and drive long-term shareholder value.

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By executing on its strategic vision, Norfolk Southern deployed new initiatives in 2023, and as a result delivered numerous notable operational achievements, including:

•	Providing its best intermodal service in over three years in the fourth quarter of 2023 and growing intermodal volume by 5% on a year-over-year basis;

•	Achieving industry-leading safety results, notably a 42% reduction in mainline accident rate in 2023 and the fewest mainline accidents since 1999;

•	Improving terminal dwell time and manifest train speed year-over-year; and

•	Completing over $1 billion in comprehensive infrastructure improvement projects throughout its 22-state network to further enhance safety and efficiency.

While 2023 presented several significant challenges to service and financial performance, the company has navigated those challenges and responsibly enhanced service, safety, and growth to protect the franchise and shareholders. Now, in 2024, Norfolk Southern is positioned to advance the scheduled railroading operating principles in its merchandise network that have driven productivity improvements in its intermodal network. By doing so, Norfolk Southern expects to reduce variability, complexity, and cost. At the same time, the management team has been conducting a full portfolio review of the company’s intermodal franchise to identify opportunities to further simplify and accelerate the network, ultimately contributing to improving operating margins.

Recklessly chasing cost reduction at the expense of safety and service is not a winning strategy for creating sustainable shareholder value. Norfolk Southern’s customers, regulators and employees have made it very clear – they will not tolerate service declines and safety lapses in pursuit of extreme near-term cost reductions. As articulated by key regulators, the approach Ancora has outlined, given the track record of certain of its board and management candidates, should be a serious cause for concern among all stakeholders who support the long-term growth and sustainability of the rail industry.

Proven commitment to board refreshment

As noted in the preliminary proxy materials, the board unanimously recommends that shareholders vote on the WHITE card only for its slate of 13 directors. The Norfolk Southern Board has maintained an ongoing process of refreshment, with six directors appointed to the board in the past five years. In July 2023, Admiral Philip Davidson, U.S. Navy (Ret.) and Francesca DeBiase were added to the board as independent directors, providing significant and immediate contributions to the board’s work on safety and risk oversight, as well as operations and logistics expertise. The board is advancing its commitment to refreshment and a strong skill composition with the most recent additions of Anderson and Heitkamp to its slate of director nominees. Specifically:

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Richard H. Anderson: Anderson’s significant executive leadership experience in the transportation industry spans over two decades, including his roles as president and CEO of Amtrak and CEO of Delta Air Lines. His rail industry leadership and expertise will serve as a critical perspective to advise senior management and the board on railway and transportation sector issues such as operations, safety, strategic planning, labor relations, environment, and governmental and stakeholder relations, which support Norfolk Southern’s balanced strategy.

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Mary Kathryn “Heidi” Heitkamp: Heitkamp’s significant public service experience as a U.S. Senator, North Dakota Attorney General, and rail safety advocate will provide the board with in-depth expertise on regulatory matters, safety, and governmental and stakeholder relations. These are essential to the company as it works with federal and state agencies to elevate safety standards across the railroad sector and advance its strategy of delivering safe, reliable service.

Norfolk Southern’s recommended director candidates are: Richard H. Anderson, Philip S. Davidson, Francesca A. DeBiase, Marcela E. Donadio, Mary Kathryn “Heidi” Heitkamp, John C. Huffard, Jr., Christopher T. Jones, Thomas C. Kelleher, Amy E. Miles, Claude Mongeau, Jennifer F. Scanlon, Alan H. Shaw, and John R. Thompson. Each of these candidates is highly qualified and together bring the superior credentials and skills – including significant safety, operational, risk management, and strategic leadership experience – that are essential to supporting Norfolk Southern’s operations in furtherance of its strategic goals and delivering significant shareholder value.

The board of directors REJECTS Ancora’s nominees and its short-sighted plan

The Norfolk Southern Board and management team have engaged extensively with Ancora, including interviewing and considering each of its nominees. The board has initiated multiple attempts to reach a reasonable resolution that is in the best interests of all Norfolk Southern shareholders.

In the coming weeks, Norfolk Southern will provide more information about its strong board candidates and management team and its balanced strategy to create long-term shareholder value. The company will also provide details regarding how Ancora’s nominees and plan may not only hinder the successful execution of a strategy that is yielding results, but also threaten Norfolk Southern’s progress on safety, its continued commitment to the community of East Palestine, and its improved relationships with regulators and other stakeholders. Many of these concerns have already been raised in public forums by regulators following Ancora’s announcement of its plans.

Norfolk Southern’s definitive proxy materials will soon be mailed out to all shareholders and include a WHITE card with voting instructions. Your vote FOR all 13 Norfolk Southern director nominees on the WHITE card will be critical.

In the interim, Norfolk Southern strongly urges shareholders to simply discard and NOT vote using any blue proxy card sent by Ancora.

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy.

Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Important Additional Information and Where to Find It

The Company has filed a preliminary proxy statement on Schedule 14A containing a form of WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The proxy statement is in preliminary form and Norfolk Southern intends to file and mail a definitive proxy statement (the “2024 Proxy Statement”) to shareholders of Norfolk Southern. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the preliminary proxy statement, 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in the Company’s preliminary proxy statement for the 2024 Annual Meeting, filed with the SEC on February 26, 2024, and will be included in Norfolk Southern’s 2024 Proxy Statement, once available. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the preliminary proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and

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other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward- looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward- looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

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